SEC Practice Session	Jason F. Griffith, CPA, CMA
American Institute of CPAs	Melissa R. Blue
Institute of Management Accountants
Association of Certified Fraud Examiners
Public Company Accounting Oversight Board

May 6, 2004

United States Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4 of Form 8-K dated April 22, 2004, of Left Right Marketing Technology Inc. and are in agreement with each of the statements containing information that relates to our firm set forth on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

As of the date of this letter, the outstanding balance due to us from the Company is $5,000.

If you should have any questions or need additional information, please call me at 702-736-1852.

Very truly yours,

/s/ CFO Advantage, Inc.

CFO Advantage, Inc.

6330 McLeod Drive, Suite 7, Las Vegas, NV 89120

(702) 736-1852, (702) 736-1608 (fax)

info@cfoadvantage.com